Exhibit h.3

NUVEEN SENIOR INCOME FUND

Common Stock

($0.01 par value)

EQUITY DISTRIBUTION AGREEMENT

August 27, 2010

Stifel, Nicolaus & Company, Incorporated

One South Street, 17th Floor

Baltimore, Maryland 21202

Ladies and Gentlemen:

Nuveen Investments, LLC, a Delaware limited liability company (the “Manager”), confirms its agreement, subject to the terms and conditions stated herein, to retain Stifel, Nicolaus & Company, Incorporated (the “Agent”) as the Manager’s exclusive sub-placement agent with respect to registered at-the-market offerings of 2,900,000 shares (the “Shares”) of the common stock, $0.01 par value per share (the “Common Stock”), of Nuveen Senior Income Fund, a Massachusetts business trust (the “Fund”), on the terms set forth in Section 2 of this Equity Distribution Agreement (the “Agreement”). The Fund’s investment adviser is Nuveen Asset Management, a Delaware corporation, and the Fund’s investment subadviser is Symphony Asset Management, LLC, a California limited liability company (collectively, the “Adviser”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-167328 and 811-09571) (the “Original Registration Statement”), which became effective on August 17, 2010, covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the “Rules and Regulations”). The base prospectus included in the Original Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, including any statement of additional information incorporated therein by reference, is hereinafter called the “Basic Prospectus.” From time to time, the Fund may prepare and file a post-effective amendment to the Original Registration Statement and may prepare and file one or more supplements relating to the Shares (collectively, the “Prospectus Supplement”) to the Basic Prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) under the 1933 Act and paragraph (c) and/or (h) of Rule 497 (“Rule 497”) of the Rules and Regulations. The information included in any such Prospectus Supplement that was omitted from such Original Registration Statement at the time it became effective but that is deemed to be part of such Original Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Such Original Registration Statement, including the amendments thereto, the exhibits and schedules thereto at the time it became effective and including the Rule 430A Information and any statement of additional information incorporated therein by reference, is herein called the “Registration Statement.” The Basic Prospectus, as amended and supplemented by the Prospectus Supplement, in the form most recently filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, or any successor system (collectively, “EDGAR”).

Section 1. Representations and Warranties

(a) Representations and Warranties by the Manager, the Fund and each Adviser. The Manager, the Fund and each Adviser represent and warrant to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Fund Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined below) and each Settlement Date (as defined in Section 2 below):

(i) Compliance with Registration Requirements. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, and no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Manager, the Fund or either Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, and any post-effective amendment thereto (filed before the applicable Settlement Date) became effective and at the applicable Settlement Date, the Registration Statement, any post-effective amendment thereto, the notification on Form N-8A and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Settlement Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Agent for use in the Registration Statement or Prospectus.

As of each Applicable Time, the Rule 482 Statement (as defined below), if any, issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

“Rule 482 Statement” means a document, if any, prepared in accordance with the provisions of Rule 482 of the 1933 Act in connection with the issuance and sale of the Shares and which is set forth on Schedule B hereto.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The Basic Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations, and the Basic Prospectus and the Prospectus delivered to the Agent for use in connection with the issuance and sale of Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement and any post-effective amendments thereto and at the date hereof, the Fund was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(ii) Incorporation of Documents by Reference. The documents incorporated in the Registration Statement, the Prospectus and the Statutory Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act, the 1940 Act and the Rules and Regulations and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the statement of assets and liabilities included or incorporated by reference into the Registration Statement have confirmed to the Fund their status as independent public accountants as required by the 1933 Act and the Rules and Regulations, and the Manager, the Fund and each Adviser have no reason to believe that they are not independent public accountants.

(iv) Financial Statements. The statement of assets and liabilities included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, presents fairly in accordance with generally accepted accounting principles (“GAAP”) in all material respects the financial position of the Fund at the date indicated and has been prepared in conformity with GAAP. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included in the Registration Statement.

(v) No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (other than as a result of changes in market conditions generally) (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the Fund’s knowledge, threatened by the Commission.

(ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under each Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Fund’s knowledge after due inquiry, no trustee of the Fund is an “Interested Person” (as defined in the 1940 Act) of the Fund or an “Affiliated Person” (as defined in the 1940 Act) of the Agent.

(x) Capitalization. The authorized, issued and outstanding capital stock of the Fund was as set forth in the General Disclosure Package and the Prospectus as of the date thereof under the captions “The Fund” and “Description of Shares.” All issued and outstanding Common Stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization and Description of Shares. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Common Stock conforms to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

(xii) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its declaration of trust or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “Agreements and Instruments”) except, with respect to this clause (ii), for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations thereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Investment Management Agreement, between the Fund and Nuveen Asset Management, dated November 13, 2007 (the “Investment Management Agreement”), the Investment Sub-Advisory Agreement, between the Fund and Symphony Asset Management, LLC, dated November 13, 2007 (the “Sub-Advisory Agreement”), the Amended and Restated Master Custodian Agreement, between the Fund and State Street Bank and Trust Company, dated February 25, 2005 (the “Custody Agreement”), the Transfer Agency and Service Agreement, between the Fund and State Street Bank and Trust Company, dated October 7, 2002 (the “Transfer Agency Agreement”) and the Expense Reimbursement Agreement, between the Fund and Nuveen Asset Management (the “Expense Reimbursement Agreement”, and collectively with the Investment Management Agreement, the Sub-Advisory Agreement, the Custody Agreement and the Transfer Agency Agreement, the “Fund Agreements”) and the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

(xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, the Fund or either Adviser, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

(xv) Possession of Intellectual Property; Fund Name. The Fund owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, or under the rules of the New York Stock Exchange (“NYSE”), or under the rules of the Financial Industry Regulatory Association (“FINRA”) and the NASD Conduct Rules that are included thereunder, or state securities laws, except where the failure to obtain or make such filing, authorization, approval, consent, license, order, registration, qualification or decree, either alone or in the aggregate, would not result in a Material Adverse Effect. In furtherance of the foregoing, the Fund represents and warrants that it has previously filed, in consultation with the Agent, with FINRA all Rule 482 Statements, if any, which are required to be filed with FINRA.

(xvii) Absence of Manipulation. Neither the Fund nor any affiliate of the Fund has taken, nor will the Fund or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares.

(xviii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. The Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xix) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Fund or either Adviser used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with written information relating to the Agent furnished to the Fund by or on behalf of the Agent through you expressly for use therein), including any requirement to file any Rule 482 Statement.

(xx) Subchapter M. The Fund has made an election under Section 851(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions thereto), to be treated as a regulated investment company for federal income tax purposes.

(xxi) Distribution of Offering Materials. The Fund has not distributed and, prior to the later of (A) the final Settlement Date hereunder and (B) completion of the distribution of the Shares, will not, without the prior consent of the Agent, distribute any offering material to the public in connection with the offering and sale of the Shares other than the Registration Statement, the Statutory Prospectus, the Rule 482 Statement, any Sales Materials and the Prospectus.

(xxii) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations, FINRA and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund has developed and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 of the 1940 Act) that are effective in ensuring that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxiii) Absence of Undisclosed Payments. Neither the Fund nor, to the Fund’s knowledge, any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus and which payment has not been so disclosed.

(xxiv) Material Agreements. The Fund Agreements and this Agreement have each been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Fund Agreements and this Agreement, each of the Fund Agreements and this Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws.

(xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxvi) NYSE Listing. The Shares have been duly authorized for listing, upon notice of issuance, on the NYSE, and the Fund’s registration statement on Form 8-A under the 1934 Act has become effective.

(xxvii) Payment of Taxes. All United States federal income tax returns of the Fund required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The United States federal income tax returns of the Fund through the fiscal year ended July 31, 2009 have been filed. To date, no assessments in connection therewith have been made against the Fund. The Fund has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Fund, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Fund in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. All material taxes which the Fund is required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate governmental authority or agency or have been accrued, reserved against and entered on the books of the Fund.

(xxviii) Insurance. The Fund carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Fund has no reason to believe that it will not be able to (A) renew its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxix) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Fund believes to be reliable and accurate, and, where necessary, the Fund has obtained written consent to the use of such data from such sources.

(b) Representation and Warranties by the Manager and each Adviser. The Manager and each Adviser represent and warrant to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Fund Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined above) and each Settlement Date (as defined in Section 2 below):

(i) Good Standing of each Adviser. Each Adviser has been duly organized and is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “Adviser Material Adverse Effect”).

(ii) Investment Adviser Status. Each Adviser is duly registered and in good standing with the Commission as an investment adviser under each Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement or the Sub-Advisory Agreement, as applicable, for the Fund as contemplated by the Prospectus.

(iii) Description of Adviser. The description of each Adviser in the Registration Statement, the General Disclosure Package and the Prospectus (including any amendment or supplement thereto) complied and will comply in all material respects with the provisions of the 1933 Act, the 1940 Act, each Advisers Act, the Rules and Regulations and each Advisers Act Rules and Regulations and is true and correct and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. Each Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the General Disclosure Package and Prospectus.

(v) Authorization of Fund Agreements; Absence of Defaults and Conflicts. This Agreement, the Investment Management Agreement and the Sub-Advisory Agreement have each been duly authorized, executed and delivered by the Adviser party thereto, and (assuming the due authorization, execution and delivery of each other party thereto) each such agreement constitutes a valid and binding obligation of such Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement, nor the performance by the Adviser of its obligations hereunder or thereunder, will violate the organizational documents of either Adviser, or conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which either Adviser is a party or by which it is bound or (ii) to each Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over each Adviser or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by each Adviser of the transactions contemplated by this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement, except as may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of each Adviser to perform its respective obligations under this Agreement, the Investment Management Agreement and the Sub-Advisory Agreement.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of each Adviser, threatened against or affecting each Adviser or any “affiliated person” of each Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in Adviser Material Adverse Effect or, materially and adversely affect the ability of each Adviser to function as an investment adviser with respect to the Fund or perform its applicable obligations under this Agreement, the Investment Management Agreement or the Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

(viii) Absence of Violation or Default. Each Adviser is not (i) in violation of its organizational documents or (ii) in default under any agreement, indenture or instrument to which it is a party, except for such defaults that have not and could not result in an Adviser Material Adverse Effect.

(c) Representation and Warranties by the Manager. The Manager represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Fund Periodic Report Date (as defined in Section 3 below), each Applicable Time (as defined above) and each Settlement Date (as defined in Section 2 below):

(i) Good Standing of the Manager. The Manager has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is in good standing in each other jurisdiction in which such qualification is required except as would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser, whether or not arising in the ordinary course of business (an “Manager Material Adverse Effect”).

(ii) Authorization of this Agreement; Absence of Defaults and Conflicts. This Agreement has been duly authorized, executed and delivered by the Manager, and (assuming the due authorization, execution and delivery of each other party thereto) this Agreement constitutes a valid and binding obligation of the Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing and except as rights to indemnification or contribution thereunder may be limited by federal or state laws; and neither the execution and delivery of this Agreement, nor the performance by the Manager of its obligations hereunder will violate the organizational documents of the Manager, or conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Manager is a party or by which it is bound or (ii) to the Manager’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its properties or operations other than any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to result in an

Manager Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Manager of the transactions contemplated by this Agreement, except as may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

(iii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not occurred any event which could reasonably be expected to have a material adverse effect on the ability of the Manager to perform its respective obligations under this Agreement.

(iv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager or any “affiliated person” of the Manager (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which could reasonably be expected to result in Manager Material Adverse Effect or, materially and adversely affect the ability of each Adviser to perform its obligations under this Agreement.

(v) Absence of Violation or Default. The Manager is not (i) in violation of organizational documents or (ii) in default under any agreement, indenture or instrument, except for such defaults that have not and could not result in a Manager Material Adverse Effect.

(d) Officer’s Certificates. Any certificate signed by any officer or other authorized signatory of the Manager, the Fund or either Adviser and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Manager, the Fund or either Adviser, as the case may be, to the Agent as to the matters covered thereby.

Section 2. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Fund agrees to issue and sell through the Agent acting as a sub-sales agent of the Manager, and the Agent agrees to use its commercially reasonable efforts to sell, as sub-sales agent for the Manager, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent will be made by means of ordinary brokers’ transactions on the NYSE, for which compliance with Rule 153 under the Securities Act will satisfy the prospectus delivery requirements of Section 5(b)(2) of the Securities Act or, with the prior written consent of the Manager, otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Manager and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Fund has satisfied its obligations under Section 5 of this Agreement and that the Manager has instructed the Agent to make such sales. On any Trading Day, the Manager may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sub-sales agent all of the Shares so designated by the Manager. The Manager, the Fund and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Manager or the Fund or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis.

(c) Notwithstanding the foregoing, the Manager shall not authorize the issuance and sale of, and the Agent as sub-sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Fund’s board of trustees, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agent in writing. In addition, the Manager or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agent is acting as sub-sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sub-sales agent of the Manager shall be the market price prevailing at the time of sale for shares of the Fund’s Common Stock sold by the Agent on the NYSE or, with the prior written consent of the Manager, otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 0.80% of the gross sales price of the Shares sold pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Manager for such Shares (the “Net Proceeds”). The Agent shall notify the Manager as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Manager engages the Agent for a sale of Shares for which the Agent engages in special selling efforts, as that term is used in Regulation M under the 1934 Act, the Manager and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e) The Agent shall provide written confirmation to the Manager following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Manager and the aggregate compensation payable by the Manager to the Agent with respect to such sales.

(f) Under no circumstances shall the number of Shares sold pursuant to this Agreement exceed the number of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Fund’s board of trustees, or a duly authorized committee thereof or approved for listing on the NYSE and, in each case referred to in this clause (iii), notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sub-sales agent be sold at a price lower than (y) the minimum price therefor authorized from time to time by the Fund’s board of trustees, or a duly authorized committee thereof, and notified to the Agent in writing or (z) the net asset value of the Fund’s shares of Common Stock plus the commissions payable to the Manager.

(g) [intentionally reserved].

(h) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Manager and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Manager to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Manager. If the Manager shall default on its obligation to deliver Shares on any Settlement Date, the Manager shall (i) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Manager and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Manager, the Agent will pay the Manager interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i) Notwithstanding any other provision of this Agreement, the Manager shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Fund’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Fund’s Common Stock by its officers or trustees, (ii) during any other period in which the Fund is, or could be deemed to be, in possession of material non-public information and (iii) if the instructions for the offer or sale of any Shares are not pre-cleared by the Fund’s Chief Compliance Officer or a designee of the Chief Compliance Officer.

(j) At each Applicable Time, Settlement Date, Registration Amendment Date and each Fund Periodic Report Date, the Manager, each Adviser and the Fund shall be deemed to have affirmed each representation and warranty contained in this Agreement made by it. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Manager as sub-sales agent shall be subject to the continuing accuracy of the representations and warranties of the Manager, each Adviser and the Fund herein, to the performance by the Manager and the Fund of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

Section 3. Covenants. The Manager, the Fund and each Adviser covenant and agree with the Agent that:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares, (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date without providing the Agent reasonable notice thereof and an opportunity to comment and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Agent with copies thereof, (ii) to file promptly all material required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively, (iii) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (iv) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Fund’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement). The Fund will promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Fund shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares, the Fund will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Fund complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Fund, Rule 158).

(e) To pay the required Commission filing fees relating to the Shares within the time required under the 1933 Act.

(f) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) In connection with the offering and sale of the Shares, the Fund will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.

(h) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Fund to facilitate the sale or resale of the Shares.

(i) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below) and each Fund Periodic Report Date (as defined below), the Manager, each Adviser and the Fund shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement made by it.

(j) Upon commencement of the offering of Shares under this Agreement and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares or (2) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) each date on which the Fund files with the Commission an Annual Report on Form N-CSR or Semiannual Report on Form N-CSRS in respect of any period in which sales of Shares were made by or through the Agent under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Fund Periodic Report Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date and Fund Periodic Report Date is hereinafter called a “Representation Date”), the Fund will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus, the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement), in form and substance reasonably satisfactory to the Agent and its counsel, to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(e), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k) Upon commencement of the offering of Shares under this Agreement and promptly after each Registration Statement Amendment Date and each Fund Periodic Report Date, the Fund will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) the written opinion and letter of each counsel to the Fund (who shall be reasonably acceptable to the Agent), dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus, the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement), in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) Upon commencement of the offering of Shares under this Agreement and promptly after each Registration Statement Amendment Date and each Fund Periodic Report Date, the Fund will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(m) The Fund acknowledges that the Agent may trade in the Fund’s Common Stock for the Agent’s own account and for the account of its clients, except it shall not purchase and sell for its own account at the same time as sales of Shares occur pursuant to this Agreement (other than when acting on a riskless principal basis). The Fund has not and shall in no way be deemed to have authorized or consented to any such purchases and sales by the Agent.

(n) If, to the knowledge of the Fund, all filings required by Rule 497 in connection with this offering shall not have been made or the representations in Section 1(a)(i) shall not be true and correct on the applicable Settlement Date, the Fund will offer to any person who has agreed to purchase Shares from the Fund as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(o) The Fund will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, upon reasonable notice providing information and making available documents and appropriate trust officers, during regular business hours and at the Fund’s principal offices, as the Agent may reasonably request.

(p) The Fund represents and agrees that, unless it obtains the prior consent of the Agent, it will not use any Sales Materials in connection with any public offering of any Shares.

(q) The Fund will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Fund or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Shares to be offered and sold through the Agent pursuant to this Agreement, (y) Common Stock issuable pursuant to the Fund’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the board of directors of the Fund or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

Section 4. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Agent, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agent, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the printing and delivery to the Agent of copies of the Basic Prospectus, any Rule 482 Statement and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (ix) the printing of any Sales Material.

Section 5. Conditions of the Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Manager, the Fund and each Adviser herein or in certificates of any officer of the Manager, the Fund and each Adviser delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Manager, the Fund and each Adviser shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement, including any post-effective amendment thereto, has become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Fund’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent. A Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) On every date specified in Section 3(k) hereof, Andrews Kurth LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On every date specified in Section 3(k) hereof, Morgan, Lewis & Bockius LLP, counsel for the Fund and each Adviser, shall have furnished to the Agent written opinion or opinions, or a letter in lieu thereof, dated as of such date, in form and substance satisfactory to the Agent.

(d) On every date specified in Section 3(l) hereof, the independent accountants of the Fund who have certified the financial statements of the Fund included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Fund or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)(i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agent, the Fund will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement, as authorized from time to time by the Fund’s board of trustees or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j), the Agent shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of a duly authorized officer of each Adviser and of the chief financial or chief accounting officer of each Adviser, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date, (C) the Fund or either Adviser, as applicable, has complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on its part to be performed or satisfied and (D) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or either Adviser, contemplated by the Commission.

(f) Since the date of the latest audited financial statements then included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, no Material Adverse Effect shall have occurred.

(g) The Fund shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h) On such dates as reasonably requested by the Agent, the Fund and each Adviser shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(i) All filings with the Commission required by Rule 497 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 497.

(j) The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(k) Counsel for the Agent shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Fund in connection with the issuance and sale of the Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 6. Indemnification.

(a) The Manager, the Fund and each Adviser agree, jointly and severally, to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Manager, each Adviser and the Fund;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Manager, the Fund or either Adviser by the Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the Basic Prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto);

(iv) any breach of any representation, warranty, covenant or agreement of the Manager, the Fund or either Adviser contained in this Agreement; or

(v) any violation by the Manager, the Fund or either Adviser of any law, rule or regulation (including any rule of any self-regulatory organization).

(b) The Agent agrees to indemnify and hold harmless the Manager, the Fund and each Adviser, their respective directors and trustees, each of the Fund’s officers who signed the Registration Statement, and each person, if any, who controls the Manager, the Fund or either Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only insofar as such loss, liability, claim, damage, or expense arises out of or is based upon (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the Basic Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Manager, the Fund or either Adviser by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such Basic Prospectus or the Prospectus (or any amendment or supplement thereto); (ii) any breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement; or (iii) any violation by the Agent of any law, rule or regulation (including any rule of any self-regulatory organization).

(c) In addition to the foregoing indemnification, the Manager, the Fund and each Adviser also agree, jointly and severally, to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Sales Material in the form approved by the Manager, the Fund, each Adviser and the Agent for use by the Agent and securities firms to whom the Manager, the Fund or either Adviser shall have disseminated materials in connection with the public offering of the Shares.

(d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Manager, the Fund and each Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Any indemnification by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Manager, the Fund and each Adviser on the one hand and the Agent on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Manager, the Fund and each Adviser on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Manager, the Fund and each Adviser on the one hand and the Agent on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Manager bear to the total commissions received by the Agent (whether from the Manager or otherwise).

The relative fault of the Manager, the Fund and each Adviser on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Manager, the Fund or either Adviser or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Manager, the Fund, each Adviser and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, shall have the same rights to contribution as the Agent, and each trustee of the Fund and each director of each Adviser and the Manager, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Manager, the Fund or either Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Manager, the Fund and each Adviser, respectively.

Any contribution by the Fund shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Manager, the Fund, each Adviser and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Fund, or any officer or trustee or controlling person of the Fund, or either Adviser, or any officer or director or controlling person of each Adviser, or the Manager, or any officer or director or controlling person of the Manager, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Manager, the Fund and each Adviser acknowledge and agree that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Manager, the Fund and each Adviser with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Manager, the Fund and each Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Manager, the Fund and each Adviser on other matters) or any other obligation to the Manager, the Fund and each Adviser except the obligations expressly set forth in this Agreement and (iii) the Manager, the Fund and each Adviser have consulted their own legal and financial advisors to the extent they deemed appropriate. The Manager, the Fund and each Adviser agree that they will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Manager, the Fund or either Adviser, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Manager, the obligations of the Manager, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 4, Section 6, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 4, Section 6, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 1, Section 4, Section 6, Section 7 and Section 8 of this Agreement shall remain in full force and effect, and also provided that if the transactions contemplated under this Agreement are not consummated, the Agent shall only be entitled to receive reimbursement of actual out-of-pocket expenses incurred if the Agent is otherwise due reimbursement for such expenses under this Agreement.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Manager, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

Stifel, Nicolaus & Company, Incorporated

One South Street, 17th Floor

Baltimore, Maryland 21202

Facsimile: (443) 224-1257

Attention: Syndicate Department

with a copy to:

Stifel, Nicolaus & Company, Incorporated

One South Street, 15th Floor

Baltimore, Maryland 21202

Facsimile: (443) 224-1283

Attention: Michael A. Gilbert

and if to the Fund, Manager or either Adviser to:

Nuveen Investments, LLC

333 West Wacker Drive

Chicago, Illinois 60606

Facsimile: (310) 228-4899

Attention: Manager, Closed-End Products

with a copy for information purposes to:

333 West Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent, the Manager, the Fund, each Adviser and, to the extent provided in Sections 6, 7 and 8 hereof, the officers, directors and trustees of the Manager, Fund, the Agent, each Adviser and each person who controls the Manager, the Fund, the Agent or either Adviser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Manager, the Fund and each Adviser consent to the jurisdiction of such courts and personal service with respect thereto. The Manager, the Fund and each Adviser waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Manager, the Fund and each Adviser agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Manager, the Fund and each Adviser and may be enforced in any other courts to whose jurisdiction the Manager, the Fund or either Adviser are or may be subject, by suit upon such judgment.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Fund in accordance with its terms.

Very truly yours,

Nuveen Investments, LLC

By:	/s/ Kevin J. McCarthy
	Name:	Kevin J. McCarthy
	Title:	Managing Director

Nuveen Senior Income Fund

By:	/s/ Kevin J. McCarthy
	Name:	Kevin J. McCarthy
	Title:	Secretary and Vice President

Nuveen Asset Management

By:	/s/ Kevin J. McCarthy
	Name:	Kevin J. McCarthy
	Title:	Managing Director, Assistant Secretary
and Assistant General Counsel

Symphony Asset Management, LLC

By:	/s/ Kevin J. McCarthy
	Name:	Kevin J. McCarthy
	Title:	Vice President and Assistant Secretary

Accepted as of the date hereof:

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Justin P. Bowman
	Name:	Justin P. Bowman
	Title:	Director, Capital Markets